Exhibit 107

Calculation of Filing Fee Tables

Form F-10

(Form Type)

Algonquin Power & Utilities Corp.

(Exact Name of Registrant as Specified in its Charter)

 Table 1: Newly Registered

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit(1)(2)	Maximum Aggregate Offering Price(1)(2)	Fee Rate	Amount of Registration Fee
Newly Registered Securities
Fees to Be Paid	Debt	Debt Securities(3)	Rule 457(o)
	Other	Subscription Receipts(4)	Rule 457(o)
	Equity	Preferred Shares(5)	Rule 457(o)
	Equity	Common Shares(6)	Rule 457(o)
	Other	Warrants(7)	Rule 457(o)
	Other	Share Purchase Contracts(8)	Rule 457(o)
	Other	Share Purchase or Equity Units(8)	Rule 457(o)
	Other	Units(9)	Rule 457(o)
	Unallocated (Universal) Shelf		Rule 457(o)			$4,000,000,000	0.0001476	$590,400
Carry Forward Securities
Carry Forward Securities	N/A	N/A	N/A	N/A		N/A
	Total Offering Amounts					$4,000,000,000		$590,400
	Total Fees Previously Paid							—
	Total Fee Offsets							$254,925
	Net Fee Due							$335,475

(1)	Any securities registered by this Registration Statement may be sold separately or as units with other securities registered under this Registration Statement. The proposed maximum initial offering price per security will be determined, from time to time, by the Registrant in connection with the sale of the securities under this Registration Statement.

(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.

(3)	An indeterminate principal amount of Debt Securities is being registered as may be sold from time to time. Includes Debt Securities which may be purchased by underwriters to cover over-allotments, if any.

(4)	An indeterminate number of Subscription Receipts is being registered as from time to time may be issued at indeterminate prices. Each Subscription Receipt will be issued under one or more subscription receipt agreements that the Registrant will enter into with one or more agents. Each Subscription Receipt will entitle the holder thereof to receive upon satisfaction of certain release conditions, and for no additional consideration, Debt Securities, Preferred Shares, Common Shares, Warrants, Share Purchase Contracts or Share Purchase or Equity Units or any combination thereof.

(5)	An indeterminate number of Preferred Shares is being registered as from time to time may be issued at indeterminate prices. An indeterminate number of Preferred Shares may also be issued upon settlement of the Share Purchase Contracts or Share Purchase or Equity Units. Includes Preferred Shares which may be purchased by underwriters to cover over-allotments, if any.

(6)	An indeterminate number of Common Shares is being registered as from time to time may be issued at indeterminate prices. An indeterminate number of Common Shares may also be issued upon exercise of Warrants or settlement of the Share Purchase Contracts or Share Purchase or Equity Units. Includes Common Shares which may be purchased by underwriters to cover over-allotments, if any. Includes Common Share purchase rights, which rights are attached to, and trade with, the Common Shares. The value attributable to the rights, if any, is reflected in the market price of the Common Shares.

(7)	An indeterminate number of Warrants is being registered as from time to time may be issued at indeterminate prices. Includes Warrants which may be purchased by underwriters to cover over-allotments, if any.

(8)	Each Share Purchase or Equity Unit consists of (i) a Share Purchase Contract, under which the holder, upon settlement, will purchase an indeterminate number of Preferred Shares or Common Shares, and (ii) Debt Securities or debt obligations of third parties, including U.S. Treasury securities, or a beneficial interest therein. Each Debt Security or beneficial interest therein may be pledged to secure the obligation of such holder to purchase such Preferred Shares or Common Shares. No separate consideration will be received for the Share Purchase Contracts or the related Debt Securities or beneficial interests therein.

(9)	An indeterminate number of Units is being registered as from time to time may be issued at indeterminate prices. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	Algonquin Power & Utilities Corp.	F-10	333-261010	November 12, 2021		$254,925	Unallocated (Universal) Shelf(1)	Unallocated (Universal) Shelf(1)	$2,750,000,000	$2,750,000,000
Fees Offset Sources	Algonquin Power & Utilities Corp.	F-10	333-261010		November 18, 2021						$370,800

(1)	The Registrant registered under the registration statement on Form F-10 (no. 333-261010), initially filed on November 12, 2021 (as amended, the “2021 Registration Statement”), such indeterminate number of Debt Securities, Subscription Receipts, Preferred Shares, Common Shares, Warrants, Share Purchase Contracts, Share Purchase or Equity Units and Units of the Registrant as shall have an aggregate offering price not to exceed US$4.0 billion.

(2)	The Registrant previously paid US$370,800 in registration fees with respect to the 2021 Registration Statement, pertaining to the registration of US$4.0 billion of securities of the Registrant. The Registrant has completed all offerings pursuant to the 2021 Registration Statement and US$2.75 billion of the securities registered thereunder remains unutilized. Therefore, available for future registration fees pursuant to Rule 457(p) under the Securities Act of 1933, as amended. As the total filing fee required for this Registration Statement is US$590,400, taking into consideration the available offset of US$254,925 from the 2021 Registration Statement, the total net due is US$335,475 for this Registration Statement.

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